Exhibit 10.16

DIRECTOR AGREEMENT

This DIRECTOR AGREEMENT (the “Agreement”) is made as of this 5th day of May 2025 (the “Date of Grant”), by and between WhiteFiber, Inc., an exempted company organized under the laws of the Cayman Islands (the “Company”) and Pruitt Hall, an individual with his principal address at 2783 Brushy Fork Road, Cana, VA 24317 (the “Director”).

WHEREAS, the Company wishes to reappoint the Director as an independent member of the Board of Directors of the Company effective upon the effectiveness of trading on the Nasdaq Capital Market (the “Effective Date”) and enter into this agreement with the Director with respect to such appointment; and

WHEREAS, the Director wishes to accept such appointment and to serve the Company on the terms set forth herein, and in accordance with, the provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Position. Subject to the terms and provisions of this Agreement of the Director is hereby appointed as an independent member of the Board of Directors (the “Board”) as of the Effective Date, and the Director hereby agrees to serve the Company in that position upon the terms and conditions hereinafter set forth.

2. Duties. During the Directorship Term (as defined in Section 5 hereof), the Director shall serve as a member of the Board, and the Director shall make reasonable business efforts to attend all Board meetings, serve on subcommittees, the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committees reasonably requested by the Board, make himself available to the Company at mutually convenient times and places, attend external meetings and presentations, as appropriate and convenient, and perform such duties, services and responsibilities and have the authority commensurate to such position (collectively, the “Duties”). During the term of this Agreement, Director shall attend and participate in such number of meetings of the Board and of the committee(s) of which Director is a member as regularly or specially called. Director may attend and participate at each such meeting, via teleconference, video conference or in person. Director shall consult with the other members of the Board and committee(s) regularly and as necessary via telephone, electronic mail or other forms of correspondence.

The Director will use his best efforts to promote the interests of the Company. The Company recognizes that the Director: (i) is a full-time member of other entities and that his responsibilities to such entities must have priority. Notwithstanding same, the Director will use reasonable business efforts to coordinate his respective commitments so as to fulfill his obligations to the Company and, in any event, will fulfill his legal obligations as a director. Other than as set forth above, the Director will not, without the prior written approval of the Board, engage in any other business activity which could materially interfere with the performance of his duties, services and responsibilities hereunder or which is in violation of the reasonable policies established from time to time by the Company, provided that the foregoing shall in no way limit the Director’s activities on behalf of his current affiliate.

3. Services for Others. Director shall be free to represent or perform services for other persons during the directorship term (as defined below) of this Agreement. However, Director agrees that he does not presently perform and does not intend to perform, during the Directorship Term (as defined below) of this Agreement, similar Duties, consulting or other services for companies whose businesses are or would be, in any way, directly or indirectly, competitive with the Company (except for companies previously disclosed by Director and approved by the Company in writing). Should Director propose to perform similar Duties, consulting or other services for any such company, Director agrees to notify the Company in writing in advance (specifying the name of the organization for whom Director proposes to perform such services) and to provide information to the Company sufficient to allow it to determine if the performance of such services would conflict with areas of interest to the Company.

4. Remuneration. Director’s compensation as an independent director shall be $150,000 per annum, paid on a quarterly basis. Notwithstanding the foregoing, in the event this Agreement is terminated for any reason (other than for cause) the Director shall be entitled to three (3) months’ severance consisting of the director’s fee of $37,500. Director shall be eligible for the grant of equity compensation, from time to time, at the discretion of the Board of Directors, or a compensation committee thereof.

Director shall be reimbursed for reasonable expenses incurred by Director in connection with the performance of his Duties (including reasonable travel expenses for in-person meetings).

5. Directorship Term. The “Directorship Term”, as used in this Agreement, shall mean the period commencing on the Effective Date hereof and terminating on the earliest of the following to occur:

(a) the earlier of one (1) year from the Effective Date, subject to re-election after the first year by a majority of the shareholders of the Company, Bit Digital, as the majority shareholder of the Company will vote its shares in favor of re-election of the Director at the Annual General Meeting of Shareholders.

(b) the death of the Director (“Death”);

(c) the termination of the Director from the position of member of the Board by the mutual agreement of the Company and the Director;

(d) the resignation by the Director from the Board if after the date hereof, Director’s continued service on the Board conflicts with his fiduciary obligations to his current affiliation (a “Fiduciary Resignation”).

6. Director’s Representation and Acknowledgment. The Director represents to the Company that his execution and performance of this Agreement shall not be in violation of any agreement or obligation (whether or not written) that he may have with or to any person or entity, including without limitation, any current or prior employer. The Director hereby acknowledges and agrees that this Agreement (and any other agreement or obligation referred to herein) shall be an obligation solely of the Company, and the Director shall have no recourse whatsoever against any officer, director or stockholder of the Company or any of their respective affiliates with regard to this Agreement.

7. Director Covenants.

(a) Unauthorized Disclosure. The Director agrees and understands that in the Director’s position with the Company, the Director has been and will be exposed to and receive information relating to the confidential affairs of the Company, including, but not limited to, technical information, business and marketing plans, strategies, customer information, other information concerning the Company’s products, promotions, development, financing, expansion plans, business policies and practices, and other forms of information considered by the Company to be confidential and in the nature of trade secrets. The Director agrees that during the Directorship Term and thereafter, the Director will keep such information confidential and will not disclose such information, either directly or indirectly, to any third person or entity without the prior written consent of the Company; provided, however, that (i)  he Director shall have no such obligation to the extent such information is or becomes publicly known or generally known in the Company’s industry other than as a result of the Director’s breach of his obligations hereunder and (ii) the Director may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such information to the extent required by applicable laws or governmental regulations or judicial or regulatory process. This confidentiality covenant has no temporal, geographical or territorial restriction. Upon termination of the Directorship Term, the Director will promptly return to the Company all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data or any other tangible product or document which has been produced by, received by or otherwise submitted to the Director in the course or otherwise as a result of the Director’s position with the Company during or prior to the Directorship Term, provided that, the Company shall retain such materials and make them available to the Director if requested by him in connection with any litigation against the Director under circumstances in which (i) the Director demonstrates to the reasonable satisfaction of the Company that the materials are necessary to his defense in the litigation, and (ii) the confidentiality of the materials is preserved to the reasonable satisfaction of the Company.

(b) Non-Solicitation. During the Directorship Term and for a period of three (3) years thereafter, the Director shall not interfere with the Company’s relationship with, or endeavor to entice away from the Company, any person who, on the date of the termination of the Directorship Term, was an employee or customer of the Company or otherwise had a material business relationship with the Company.

(c) Non-Compete. The Director shall not, so long as he is a member of the Board and for a period of 12 months following termination of this Agreement for whatever reason, directly or indirectly as owner, partner, joint venture, stockholder, employee, broker, agent principal, corporate officer, director, licensor or in any other capacity whatsoever, engage in, become financially interested in, be employed by, or have any connection with any business or venture that is engaged in any activities involving services or products which compete, directly or indirectly, with the services or products provided or proposed to be provided by the Company or its subsidiaries or affiliates; provided, however, that the Director may own securities of any public corporation which is engaged in such business but in an amount not to exceed at any one time, three (3) percent of any class of stock or securities of such company, so long as the Director has no active role in the publicly owned company as director, employee, consultant or otherwise.

(d) Remedies. The Director agrees that any breach of the terms of this Section 7 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Director therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Director and/or any and all entities acting for and/or with the Director, without having to prove damages, in addition to any other remedies to which the Company may be entitled at law or in equity. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from the Director. The Director acknowledges that the Company would not have entered into this Agreement had the Director not agreed to the provisions of this Section 7.

The provisions of this Section 7 shall survive any termination of the Directorship Term, and the existence of any claim or cause of action by the Director against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section 7.

8. Indemnification. The Company agrees to indemnify the Director for his activities as a director of the Company to the fullest extent permitted by law, and to cover the Director under a directors and officers liability insurance obtained by the Company. Further, the Company and the Director agree to enter into an indemnification agreement substantially in the form of agreement entered into by the Company and its other Board members.

9. Non-Waiver of Rights. The failure to enforce at any time the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of either party to enforce each and every provision in accordance with its terms. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at that time or at any prior or subsequent time.

10. Notices. Every notice relating to this Agreement shall be in writing and shall be given by personal delivery or by registered or certified mail, postage prepaid, return receipt requested, to:

If to the Company:

WhiteFiber, Inc.

31 Hudson Yards, 11th Floor, Suite 30, New York, New York 10001, Attn: Sam Tabar, CEO

If to the Director:

David Andre, 100 Brentwood Avenue, San Francisco, California 94127

Either of the parties hereto may change their address for purposes of notice hereunder by giving notice in writing to such other party pursuant to this Section 10.

11. Binding Effect/Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger) and assigns. Notwithstanding the provisions of the immediately preceding sentence, neither the Director nor the Company shall assign all or any portion of this Agreement without the prior written consent of the other party.

12. Entire Agreement. This Agreement (together with the other agreements referred to herein) sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter.

13. Severability. If any provision of this Agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to the principles of conflict of laws. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court and the parties hereto hereby consent to the jurisdiction of such courts in any such action or proceeding; provided, however, that neither party shall commence any such action or proceeding unless prior thereto the parties have in good faith attempted to resolve the claim, dispute or cause of action which is the subject of such action or proceeding through mediation by an independent third party.

15. Legal Fees. The parties hereto agree that the non-prevailing party in any dispute, claim, action or proceeding between the parties hereto arising out of or relating to the terms and conditions of this Agreement or any provision thereof (a “Dispute”), shall reimburse the prevailing party for reasonable attorney’s fees and expenses incurred by the prevailing party in connection with such Dispute; provided, however, that the Director shall only be required to reimburse the Company for its fees and expenses incurred in connection with a Dispute, if the Director’s position in such Dispute was found by the court, arbitrator or other person or entity presiding over such Dispute to be frivolous or advanced not in good faith.

16. Modifications. Neither this Agreement nor any provision hereof may be modified, altered, amended or waived except by an instrument in writing duly signed by the party to be charged.

17. Tense and Headings. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. The headings contained herein are solely for the purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Company has caused this Director Agreement to be executed by authority of its Board of Directors, and the Director has hereunto set his hand, on the day and year first above written.

WHITEFIBER, INC.

By:	/s/ Sam Tabar
	Name:	Sam Tabar
	Title:	Chief Executive Officer

/s/ Pruitt Hall
Pruitt Hall